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                                                                  EXHIBIT 23 (A)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to Form S-3 Registration Statement of our report dated January 26, 2000 included in and incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 1999, as amended by Form 10-K/A dated June 27, 2000 and to all references to our firm included in or made a part of this Registration Statement.


                                                    ARTHUR ANDERSEN LLP


New York, New York
July 28, 2000